                                                               Exhibit 5.(i)(ii)

                                       MetLife/R/ Retirement & Savings Center
                                        Metropolitan Life Insurance Company
                                     One Madison Avenue, New York, NY 10010-3690

                                      Contract Number __________________________
                                      (To be completed by MetLife)

The Preference Plus/R/
Income Annuity
Application

Application For:   An Immediate Income Variable Annuity
(Check One)  / / Non-Qualified  / / IRA Section 408(b)  / / SEP Section 408(k)
             / / Other

1  Primary Annuitant (Annuitant will be Owner unless item 3 is completed.)

                                                            /         /
-------------------------------------------       ------------------------------
First Name    Middle Initial    Last Name         Date of Birth

-------------------------------------------       ------------------------------
Street Address                                    Daytime Number

-------------------------------------------       ------------------------------
City               State         Zip Code         Evening Number

----------------------                            ------------------------------
Social Security Number     Sex: / / M  / / F      Relationship to Owner

2  Joint Annuitant (If applicable.)

                                                            /         /
-------------------------------------------       ------------------------------
First Name    Middle Initial    Last Name         Date of Birth

-------------------------------------------       ------------------------------
Street Address                                    Daytime Number

-------------------------------------------       ------------------------------
City               State         Zip Code         Evening Number

----------------------                            ------------------------------
Social Security Number     Sex: / / M  / / F      Relationship to Owner

3 Owner (Complete if Owner is different from Annuitant. Not applicable for IRA or SEP accounts.)

                                                            /         /
-------------------------------------------       ------------------------------
First Name    Middle Initial    Last Name         Date of Birth

-------------------------------------------       ------------------------------
Street Address                                    Daytime Number

-------------------------------------------       ------------------------------
City               State         Zip Code         Evening Number

----------------------
Social Security Number     Sex: / / M  / / F
or TAX ID#

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RSCINCAPNQIRASEP(1098)

4  Beneficiary (Complete only if an Income Annuity option with a cash refund feature or with a Guaranteed Period is chosen or if the Owner is different from the Annuitant.)

Primary

------------------    ---------------------------------   ----------------------
Name                  Relationship to Primary Annuitant   Social Security Number

------------------    ---------------------------------   ----------------------
Name                  Relationship to Primary Annuitant   Social Security Number

------------------    ---------------------------------   ----------------------
Name                  Relationship to Primary Annuitant   Social Security Number


Contingent

------------------    ---------------------------------   ----------------------
Name                  Relationship to Primary Annuitant   Social Security Number

------------------    ---------------------------------   ----------------------
Name                  Relationship to Primary Annuitant   Social Security Number


Note: Multiple beneficiaries may be named. Payment will be made in equal shares to the survivors unless otherwise specified. If you are purchasing a non-qualified annuity with an Owner that is not the Annuitant, the Owner will receive any death benefits, if the Annuitant predeceases the Owner. Upon the death of the Owner, the named beneficiaries will assume all rights under the contract. If the primary beneficiaries predecease the Owner, the contingent beneficiaries will assume all rights under the contract. If no beneficiary is named, payments will be made to the Owner's estate.

5  Purchase Details

   A. Purchase Amount $_______________________________

   B. I irrevocably designate my IRA or SEP purchase as follows:

    $__________ Direct transfer $__________ Rollover (within 60 days) $_________ Direct rollover from a Tax Qualified Plan
Note: If you completed either the direct transfer or direct rollover section, the appropriate forms must be completed.

   C. Replacement (Attach the appropriate forms)

Have you taken, or will you be taking, any money from a life insurance policy or annuity contract to put into the annuity you are applying for? This includes the following:

          Full or partial withdrawals of dividends or cash values, loans, pledging as collateral, reissuing with less cash value, suspension or reduction of premium or purchase payment, automatic premium loan or invoking an accelerated payment arrangement.

       / /Yes      / /No       If Yes, you must provide details below
       (regardless of whether state replacement rules apply)

                                                                                  Check /x/ if IRC
     Company Name        Policy/Contract #        Describe the Transaction         Section 1035       Check /x/ if Group
                                            (e.g. full withdrawal of cash value)      Exchange          Life or Annuity
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

6  Type Of Income Annuity Applied For (Complete either A, B, or C.)

   A.  Income for You Options:  / / Your Lifetime
                                / / Your Lifetime with a Cash Refund
                                / / Your Lifetime with a Guaranteed Period of
                                    _____years*

   B.  Income for Two Options:  / / Income for Two Lives
                                / / Income for Two Lives with a Cash Refund
                                / / Income for Two Lives with a Guaranteed
                                    Period of _______years*

       With payments reducing by / / 00% (Do not Reduce)
                                 / / 25%
                                 / / 33 1/3%
                                 / / 50%

       Upon the death of:        / / Primary Annuitant    / / Either Annuitant

Note: You must provide proof of your birth when selecting any of the Income for You and Income for Two options. A certified birth certificate or copies of two other proofs of birth such as a passport or baptismal certificate are preferred.

   C.  Non-life Option:   / /  Income for a Guaranteed Period of ________ years*

   *  Federal tax law may limit the number of years allowable on this option.

   D.  Payment Frequency: / / Monthly  / / Quarterly  / / Semi-Annually
                          / / Annually

   E. Payments to begin: ___________ , 19 ________(Payments cannot be deferred more than 12 months.)


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7  Investment Objective and Allocation

   A.  Primary Investment Objective (Check only one):

       / / Preservation of Capital   / / Income   / / Growth & Income
       / / Growth        / / Aggressive Growth

   B.  Secondary Investment Objective (Optional):

       / / Preservation of Capital   / / Income   / / Growth & Income
       / / Growth   / / Aggressive Growth

   C. You may select as many funding options, including the Fixed Income Option, as you wish (Note: In certain states, the number of funding options you may select is restricted to 4). Indicate the percentage of your purchase payment to be allocated to each option. Percentages must be in whole numbers and total 100%. You may change your allocation at any time. However, any money allocated to the Fixed Income Option, either as an initial payment or as a transfer from another funding option, may not be transferred to any other funding option.

      Fixed Income Option                       ___________ %

      State Street Research
      Aggressive Growth Division                ___________ %
      Diversified Division                      ___________ %
      Growth Division                           ___________ %
      Income Division                           ___________ %

      Harris Oakmark
      Large Cap Value Division                  ___________ %

      Janus
      Mid Cap Division                          ___________ %

      Loomis Sayles
      High Yield Bond Division                  ___________ %

      Neuberger&Berman
      Partners Mid Cap Value Division           ___________ %

      Santander
      International Stock Division              ___________ %

      Scudder
      Global Equity Division                    ___________ %

      T. Rowe Price
      Large Cap Growth Division                 ___________ %
      Small Cap Growth Division                 ___________ %

      Lehman Brothers Aggregate
       Bond Index Division                      ___________ %
      MetLife Stock Index Division              ___________ %
      Morgan Stanley EAFE Index Division        ___________ %
      Russell 2000 Index Division               ___________ %

      Total must equal                                   100%


8  Financial Disclosure

   A.  Purpose of purchasing this annuity:   / /  Retirement
       / /  Other (please specify)  ___________________________

   B   Total annual income $ _______________  Source of Income _________________

   C.  Source of funds for purchasing this annuity:

       / / CD (Certificate of Deposit)   / / Discretionary Income
       / / Savings Account    / / Pension Rollover/Transfer   / / Loan
       / /  Money Market Fund   / / Other Mutual Fund   / / Other ______________

   D.  Is the source of funds a MetLife or MetLife Securities Inc.
       contract/account?    / / Yes   / / No

   E.  Ages of Dependents ______________________________________________________

   F. For IRA and SEP accounts, please indicate your vested retirement funds (excluding your purchase amount); for Non-Qualified accounts, please indicate your assets (net savings and investments exclusive of personal residence, home furnishings and personal automobiles).

       / / $0-9,999.99  / / $10,000-19,999.99  / / $20,000-39,999.99
       / / $40,000-69,999.99  / / $70,000-99,999.99  / / $100,000-249,999.99
       / / $250,000+

9  Tax Withholding Election

   The taxable portion of each payment is subject to federal tax withholding under IRS wage withholding tables by treating you as married, claiming three withholding allowances, unless you file an election to request withholding on a different basis. Your election will remain in effect until you change or revoke it by filing a new election with us. You may change your election at any time and as often as you wish.

   If you elect not to have withholding apply to your income payments, or if you do not have enough federal income taxes withheld from your income payments, you may be responsible for paying estimated tax directly to the Internal Revenue Service. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. If you have not given us your correct taxpayer identification number, we are required to withhold taxes by treating you as a single person with no withholding allowances. This will remain in effect until we receive your correct tax identification number. Certain states require us to withhold state income tax when we withhold federal income tax. Additionally, certain states may impose similar estimated tax rules and tax penalties. You should consult with your tax advisor to determine if any of these state income tax withholding and estimated tax rules apply to you.

   Select one of the withholding options listed below:

   / / Do not withhold federal or state income taxes from my income payments. (My election is void unless I have provided my correct tax identification number.)

   / / I want federal income taxes and state income taxes, where required, withheld from the taxable portion of each income payment based on the following allowances and marital status selected below:

   / / Married  / / Single  / / Married but withhold at higher single rate

   Number of withholding allowances claimed ________________________
   Withhold the following additional amount of taxes from each income payment $_________________________

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10 Signatures (If the Owner is a corporation, partnership or trust, print the name of the Owner and have one or more officers, partners or trustees sign.)

   I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I understand that this product has no cash value, cannot be surrendered and that the payment amounts will fluctuate based on the performance of the underlying investments. I fully understand that there is no death benefit under an Income for Your Lifetime or Income for Two Lives option. I acknowledge that I have received a current Preference Plus Account prospectus.


__________________________________           Signed at _________________________
Signature of Primary Annuitant                           City           State

__________________________________           Date:   _____/_________/___________
Signature of Joint Annuitant                         Mo.       Day        Yr.

__________________________________
Signature of Owner

--------------------------------------------------------------------------------

Account Representative Information

I personally saw the Proposed Owner when the application was written, and each question was asked and answered as recorded. All answers are correct to the best of my knowledge. I have delivered a current Preference Plus Account prospectus and reviewed the financial situation of the Proposed Owner as disclosed, and I believe that a multi-funded annuity contract would be suitable.

o  Are you licensed in the state of signing?  / / Yes / / No

o Has the applicant taken, or will they be taking, any money from a life insurance policy or annuity contract to put into the annuity the applicant is applying for (as described in section 5)?

     / / Yes If Yes, please attach a copy of replacement forms.
     / / No

o Was an Asset Allocation Questionnaire used in connection with section 7? / / Yes If Yes, please attach a copy to this application.
     / / No


Signature: _______________________________   _______________________________
                                             Full name (printed)

Date: _________/________/_______             Phone:  _______________________
         Mo.     Day       Yr.

__________________________________________   _______________________________
District, Agency/Office Name                 Producer/Agent ID#

__________________________________________   _______________________________
Agency Manager Signature                     Print Full Name


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